CUSIP No. 88907J107	13D	Page 15 of 16 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Tokai Pharmaceuticals, Inc.

EXECUTED this 30th day of September, 2014.

APPLE TREE PARTNERS II, L.P.

By:	Apple Tree Ventures II, L.P.
General Partner

	By:	/s/ Seth L. Harrison
Seth L. Harrison
General Partner

APPLE TREE VENTURES II, L.P.

By:	/s/ Seth L. Harrison
Seth L. Harrison
General Partner

APPLE TREE PARTNERS II - ANNEX, L.P.

By:	Apple Tree Ventures II - Annex, LLC
General Partner

	By:	/s/ Seth L. Harrison
Seth L. Harrison
Managing Member

APPLE TREE VENTURES II - ANNEX, LLC

By:	/s/ Seth L. Harrison
Seth L. Harrison
Managing Member

APPLE TREE PARTNERS IV, L.P.

By:	ATP III GP, Ltd.
General Partner

	By:	/s/ Seth L. Harrison
Seth L. Harrison
Director

CUSIP No. 88907J107	13D	Page 16 of 16 Pages

ATP III GP, LTD.

By:	/s/ Seth L. Harrison
Seth L. Harrison
Director

/s/ Seth L. Harrison
Seth L. Harrison